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                                                                    EXHIBIT 99.3

MATTEL, INC. AND SUBSIDIARIES

QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                        First     Second     Third      Fourth
                                       Quarter   Quarter    Quarter    Quarter
                                       --------  --------  ---------- ----------
                                           (In thousands, except per share
                                                      amounts)
Year Ended December 31, 2001
Net sales (a)........................  $715,166  $836,280  $1,575,246 $1,561,233
Gross profit (a).....................   309,989   360,470     735,305    743,171
Advertising and promotion
 expenses (a)........................    79,663    84,927     174,911    204,054
Other selling and administrative
 expenses............................   205,319   214,303     230,264    286,192
Restructuring and other charges......        --    13,000          --      2,700
Other expense, net...................     6,483     2,737       2,258      5,838
Income (loss) from continuing
 operations before income taxes......   (29,230)   (6,792)    275,591    190,441
Income (loss) from continuing
 operations..........................   (22,038)   (4,855)    199,835    137,978
Cumulative effect of change in
 accounting principles...............   (12,001)       --          --         --
Net income (loss) applicable to
 common shares.......................   (34,039)   (4,855)    199,835    137,978
Basic income (loss) per common share:
  Income (loss) from continuing
   operations........................  $  (0.05) $  (0.01) $     0.46 $     0.32
  Cumulative effect of change in
   accounting principles.............     (0.03)       --          --         --
  Net income (loss)..................  $  (0.08) $  (0.01) $     0.46 $     0.32
  Weighted average number of common
   shares............................   429,936   430,909     431,250    431,813
Diluted income (loss) per common
 share:
  Income (loss) from continuing
   operations........................  $  (0.05) $  (0.01) $     0.46 $     0.31
  Cumulative effect of change in
   accounting principles.............     (0.03)       --          --         --
  Net income (loss)..................  $  (0.08) $  (0.01) $     0.46 $     0.31
  Weighted average number of common
   and common equivalent shares .....   429,936   430,909     436,316    437,505
Dividends declared per common share..  $     --  $     --  $       -- $     0.05
Common stock market price:
  High...............................  $  18.80  $  18.92  $    18.97 $    19.75
  Low................................     13.70     15.44       15.19      15.24

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
                                     First     Second     Third       Fourth
                                    Quarter   Quarter    Quarter     Quarter
                                    --------  --------  ----------  ----------
                                        (In thousands, except per share
                                                   amounts)
Year Ended December 31, 2000
Net sales (a)...................... $679,620  $803,002  $1,549,577  $1,533,290
Gross profit (a)...................  299,943   348,311     631,659     713,329
Advertising and promotion
 expenses (a)......................   76,873    83,018     190,250     228,193
Other selling and administrative
 expenses..........................  254,199   218,711     224,695     269,393
Restructuring and other charges....       --    (2,000)     17,900          --
Other (income) expense, net........   (6,373)   (9,026)      7,656       9,350
Income (loss) from continuing
 operations before income taxes ...  (61,644)    8,290     135,258     143,520
Income (loss) from continuing
 operations........................  (44,630)    6,005     103,694     105,108
Loss from discontinued operations
 (b)............................... (126,606)       --    (440,560)    (33,980)
Net income (loss) applicable to
 common shares..................... (171,236)    6,005    (336,866)     71,128
Basic income (loss) per common
 share:
  Income (loss) from continuing
   operations...................... $  (0.10) $   0.01  $     0.24  $     0.25
  Loss from discontinued operations
   (b).............................    (0.30)       --       (1.03)      (0.08)
  Net income (loss)................ $  (0.40) $   0.01  $    (0.79) $     0.17
  Weighted average number of common
   shares..........................  425,495   425,818     426,394     426,949
Diluted income (loss) per common
 share:
  Income (loss) from continuing
   operations...................... $  (0.10) $   0.01  $     0.24  $     0.25
  Loss from discontinued operations
   (b).............................    (0.30)       --       (1.03)      (0.08)
  Net income (loss)................ $  (0.40) $   0.01  $    (0.79) $     0.17
  Weighted average number of common
   and common equivalent shares ...  425,495   427,782     426,945     428,457
Dividends declared per common
 share............................. $   0.09  $   0.09  $     0.09  $       --
Common stock market price:
  High............................. $  13.75  $  15.00  $    13.81  $    14.44
  Low..............................     9.06     10.50        9.89       10.81

(a) In first quarter 2002, Mattel implemented Emerging Issues Task Force Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer. Net sales, gross profit and advertising and promotion expenses have been restated to reflect the reclassification of sales incentives or certain consideration offered by Mattel to its vendors as a result of implementing this Issue.

(b) As more fully described in Note 13 to the Consolidated Financial Statements, the Consumer Software segment, which was comprised primarily of Learning Company, was reported as a discontinued operation effective March 31, 2000, and the consolidated financial statements were reclassified to segregate the net investment in, and the liabilities and operating results of the Consumer Software segment.